UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2022

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut (State or other jurisdiction of incorporation)	1-5224 (Commission File Number)	06-0548860 (I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut (Address of principal executive offices)	06053 (Zip Code)

Registrant’s telephone number including area code: (860) 225-5111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange
Corporate Units	SWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2022, Stanley Black & Decker, Inc. (the “Company”) held its Annual Meeting of Shareholders. The shareholders approved the adoption of the 2022 Omnibus Award Plan (the “2022 Plan”).  The 2022 Plan was previously adopted by the Board of Directors of the Company (the “Board”) on February 16, 2022. The 2022 Plan authorizes the Board (or a committee thereof) to award equity-based compensation in the form of (i) stock options, including incentive stock options, (ii) stock appreciation rights, (iii) restricted stock and restricted stock units, (iv) performance awards, (v) dividend equivalents, and (vi) other awards valued in whole or in part by reference to or otherwise based on the Company’s common stock. Subject to adjustment as provided in the 2022 Plan, up to an aggregate of 9,800,000 shares of the Company’s common stock may be issued in connection with awards under the 2022 Plan, plus any shares that become available for awards under the 2018 Omnibus Award Plan (the “2018 Plan”), the 2013 Long-Term Incentive Plan, or the 2009 Long-Term Incentive Plan in accordance with the terms of those plans and the 2022 Plan. Upon the approval of the 2022 Plan by the Shareholders, no future awards will be made under the 2018 Plan.

Each share with respect to which an option or stock-settled stock appreciation right is granted under the 2022 Plan will reduce the aggregate number of shares that may be delivered under the 2022 Plan by one share, and each share with respect to which any other award denominated in shares is granted under the 2022 Plan will reduce the aggregate number of shares that may be delivered under the 2022 Plan by 2.55 shares.

The foregoing summary of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Plan attached as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 9, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders

Proposal 1: The Company’s shareholders elected each of the following 11 directors based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Andrea J. Ayers	125,450,730	2,419,489	384,870	8,460,541
Patrick D. Campbell	105,892,864	21,970,581	391,744	8,460,541
Carlos M. Cardoso	123,376,731	4,447,434	431,024	8,460,541
Robert B. Coutts	120,882,868	6,950,519	421,802	8,460,541
Debra A. Crew	125,481,708	2,380,887	392,594	8,460,541
Michael D. Hankin	124,924,660	2,922,039	408,490	8,460,541
James M. Loree	126,404,416	1,438,651	412,122	8,460,541
Adrian V. Mitchell	127,218,633	628,220	408,336	8,460,541
Jane M. Palmieri	126,628,512	1,221,785	404,892	8,460,541
Mojdeh Poul	126,021,354	1,832,296	401,539	8,460,541
Irving Tan	126,046,773	1,814,531	393,885	8,460,541

Proposal 2: The shareholders approved, on a nonbinding advisory basis, the compensation of the Company’s named executive officers based on the following votes:

For	Against	Abstain	Broker Non-Votes
113,706,492	14,017,277	531,420	8,460,541

Proposal 3: The shareholders approved Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2022 fiscal year based on the following votes:

For	Against	Abstain
120,239,182	16,141,134	335,414

Proposal 4: The shareholders approved the 2022 Omnibus Award Plan based on the following votes:

For	Against	Abstain	Broker Non-Votes
121,890,206	5,684,958	680,025	8,460,541

Proposal 5: The shareholders did not approve the shareholder proposal regarding the ownership threshold required to call for a special shareholder meeting based on the following votes:

For	Against	Abstain	Broker Non-Votes
61,463,714	66,331,432	460,043	8,460,541

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.

Date: April 25, 2022	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General Counsel and Secretary